UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K/A (Amendment No. 1)

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported) June 29, 2011

MANITEX INTERNATIONAL, INC. (Exact Name of Registrant as Specified in Its Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois	60455
(Address of Principal Executive Offices)	(Zip Code)

(708) 430-7500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Manitex International, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to the Company’s Current Report on Form 8-K dated June 29, 2011, which was originally filed on July 6, 2011 (the “Original 8-K”), to update disclosures made under Item 1.01 and provide exhibits under Item 9.01(d).

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in the Original 8-K, in connection with the purchase of assets of C.V.S. Costruzione Veicoli Speciali S.p.A. in Liquidazione e Concordato Preventivo  (“CVS SpA in Liquidation”), the Company entered into a series of agreements that include (1) A Purchase Agreement with CVS SpA in Liquidation, (2) an agreement with Cabletronic srl to secure the software and electronic know-how currently used to manufacture and operate the products being acquired and (3) an agreement with CVS SpA in Liquidation to rent and to possibly acquire the building in which CVS Ferrari srl operates.  English summaries of the forms of these agreements are attached as Exhibits 2.1, 10.1, and 10.2.  The aforementioned agreements were not included in the Original 8-K.

Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K.  This Amendment No. 1 supplements and does not supersede the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 9.01 Financial Statements Exhibits.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Date: August 8, 2011

MANITEX INTERNATIONAL, INC.

By:	/s/David H. Gransee
Name:	David H. Gransee
Title:	Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	English Summary of Form of Agreement for Sale of Company Division dated June 27, 2011 between C.V.S. Costruzione Veicoli Speciali S.p.A. and CVS Ferrari srl.

10.1	English Summary of Form of Agreement for the Provision of Goods dated June 29, 2011 between CVS Ferrari Srl and Cabletronic srl.

10.2	English Summary of Form of Letter Agreement dated February 11, 2011 between C.V.S. Costruzione Veicoli Speciali S.p.A. and CVS Ferrari srl.